EXHIBIT 11.1  STATEMENT RE:  COMPUTATION OF NET INCOME PER SHARE
                              APEX PC SOLUTIONS, INC.
                        COMPUTATION OF NET INCOME PER SHARE


                                         FOR THE QUARTERS ENDED      FOR THE NINE MONTHS ENDED
                                      SEPTEMBER 25,  SEPTEMBER 26, SEPTEMBER 25,   SEPTEMBER 26,
                                           1998           1997          1998            1997
                                      ------------   ------------  -------------   ------------
Income before extraordinary
   item                                $ 4,017,035    $ 2,959,889   $ 10,960,679    $ 7,041,617
Extraordinary item - loss on
   early extinguishment of debt,
   net of applicable income tax
   benefit of $72,511                            -              -              -       (140,763)
                                      ------------   ------------  -------------   ------------
Net income                             $ 4,017,035    $ 2,959,889   $ 10,960,679    $ 6,900,854
                                      ------------   ------------  -------------   ------------
                                      ------------   ------------  -------------   ------------

Per share amounts:
   Basic:
      Income before
        extraordinary item             $      0.30    $      0.23   $       0.81    $      0.62
      Extraordinary item                         -              -              -          (0.01)
                                      ------------   ------------  -------------   ------------
      Net income                       $      0.30    $      0.23   $       0.81    $      0.61
                                      ------------   ------------  -------------   ------------
                                      ------------   ------------  -------------   ------------

   Diluted:
      Income before
        extraordinary item             $      0.29    $      0.22   $       0.78    $      0.58
      Extraordinary item                         -              -              -          (0.01)
                                      ------------   ------------  -------------   ------------
      Net income                       $      0.29    $      0.22   $       0.78    $      0.57
                                      ------------   ------------  -------------   ------------
                                      ------------   ------------  -------------   ------------

Weighted average shares used in
 computing net income per
 share:
   Basic:
      Weighted average
        common shares                   13,480,199     12,763,591     13,455,983     11,289,891
      Effect of nominal shares                   -              -              -              -
                                      ------------   ------------  -------------   ------------
   Weighted average shares
      used in computing basic
      net income per share              13,480,199     12,763,591     13,455,983     11,289,891
                                      ------------   ------------  -------------   ------------
                                      ------------   ------------  -------------   ------------
   Diluted:
      Weighted average
        common shares                   13,480,199     12,763,591     13,455,983     11,289,891
      Potential additional
        common shares:
         Stock options
          (treasury stock
          method)                          507,691        517,120        533,115        459,649
         Series A preferred
          stock                                  -              -              -        437,174
      Effect of nominal shares                   -              -              -              -
                                      ------------   ------------  -------------   ------------
Weighted average shares
   used in computing diluted
   net income per share                 13,987,890     13,280,711     13,989,098     12,186,714
                                      ------------   ------------  -------------   ------------
                                      ------------   ------------  -------------   ------------





                                          18